SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2003

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated Department Stores, Inc. ("Federated") dated August 7, 2003.

Item 12.	Results of Operations and Financial Condition.

On August 7, 2003, Federated issued a press release announcing Federated's sales for the fiscal quarter ended August 2, 2003. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: August 7, 2003	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's July Same-Store Sales Down 0.4%; Company Raises 2Q Earning Guidance

CINCINNATI--(BUSINESS WIRE)--Aug. 7, 2003--Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today reported total sales of $963 million for the four weeks ended August 2, 2003. This represents a decrease of 0.5 percent from total sales of $969 million in the same period last year. On a same-store basis, Federated's July sales were down 0.4 percent.

For the 13-week second quarter of 2003, Federated reported total sales of $3.435 billion, down 1.5 percent from sales of $3.486 billion in the same period last year. On a same-store basis, Federated's second quarter sales were down 1.2 percent.

For the year to date, Federated's sales totaled $6.726 billion, down 3.1 percent from total sales of $6.939 billion in the first 26 weeks of 2002. On a same-store basis, Federated's year-to-date sales were down 3.1 percent.

Terry J. Lundgren, Federated's president and chief executive officer, said the company was encouraged by July's improving sales trend, which resulted in same-store sales that were better than its expectations of minus 1 to minus 2 percent for the period.

"Since July is primarily a clearance month, our sales results were impacted by lower inventory levels in our stores," Lundgren said, "but on the earnings side, a stronger than anticipated sales trend combined with tighter inventory management benefited Federated's profitability. We now expect our second quarter earnings to be in the range of 60-63 cents a share, up from our prior guidance of 50-55 cents a share."

Looking ahead, Federated said it expects same-store sales in August to be down 1 to 2 percent from last year's levels. For the second half of fiscal 2003, the company reiterated its previous guidance for same-store sales to be in the range of up 1 to down 1 percent, with earnings for the fall season (third and fourth quarters combined) to be $2.40 to $2.50 a share.

Federated will report its second quarter earnings on August 13.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.4 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, The Bon-Macy's, Burdines, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

(NOTE: Additional information on Federated, including past news releases, is available at www.fds.com.)

CONTACT: Federated Department Stores, Inc. Media: Carol Sanger, 513-579-7764 Investor: Susan Robinson, 513-579-7780 SOURCE: Federated Department Stores, Inc.